                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement No. 333-44870 of Community Health Systems, Inc. on Form S-8 of our reports dated February 20, 2001, appearing in the Annual Report on Form 10-K of Community Health Systems, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
March 29, 2001